大新銀行
DAH SING BANK

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No.248 Queen's Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL221013 [GBF]

31 October 2022

Private & Confidential

Organic Gardens International Limited
Flat 2-3 4/F
Join-In Hang Sing Centre
2-16 Kwai Fung Crescent
Kwai Chung
New Territories

Attention: Ms. Phyllis Cheuk / Ms. Yim Fung Wan

Dear Sirs

Banking Facility(ies)

We, Dah Sing Bank, Limited (the "**Bank**"), refer to the Facility Letter dated 15 November 2021 (the "**Facility Letter**") and write to inform you (the "**Borrower**") that the Facility Letter shall be amended in accordance with this Supplemental Facility Letter as set out below upon your acceptance of this Supplemental Facility Letter. Capitalised terms in this Supplemental Facility Letter shall, unless the context otherwise requires, have the same meanings as defined in the Facility Letter.

1. The interest rate of Trade Facilities under the Facility Letter shall be revised as follows:

   Interest Rate:
   Hong Kong Dollar:
   @2.75% p.a. over Hong Kong Interbank Offered Rate ("HIBOR"). HIBOR means the HK Interbank Offered Rate for HK Dollars Deposit shown on the Reuters page "HKAB HIBOR" at or about 11:00a.m. (HK time) on the first day of each interest period.

   United States Dollars:
   @2.75% p.a. over the Reference Rate applicable to USD as set out under Option B of "Reference Rate Terms" under Schedule 1 of this Supplemental Facility Letter."

2. Items 2 and 3 under the section of "E. Representations and Undertakings" of the Facility Letter shall be deleted in their entirety and replaced with the following:

   "2. The Borrower undertakes to provide to the Bank promptly its banking facility letters issued by The Hong Kong and Shanghai Banking Corporation Limited on a yearly basis."

   "3. The Borrower undertakes to provide to the Bank promptly the last three months of bank and bills statements issued by Bank of China (Hong Kong) Limited and The Hong Kong and Shanghai Banking Corporation Limited respectively on a yearly basis."

3. The following provision shall be inserted into and thereby forming part of the "E. Representations and Undertakings" section of the Facility Letter as item 11:

   "11. The Borrower undertakes to submit to the Bank its aging report not later than 31 December 2022."

4. "Schedule 1" referred to and enclosed with the Facility Letter shall be deleted in its entirely, replaced and superseded by the updated "Reference Rate Terms" ("**Schedule 1**") enclosed with this Supplemental Facility Letter.

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No.248 Queen's Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL221013 [GBF]

Organic Gardens International Limited

5. A non-refundable renewal fee ("Facility Fee") of HKD10,000.00 shall be payable by the Borrower to the Bank and thereafter a review fee in such amount as the Bank may prescribe from time to time shall be payable upon each review of the Facility. The Bank is authorized to debit the Borrower's designated account maintained with the Bank for the Facility Fee and the relevant review fee in all subsequent reviews.

6. The Facility Letter shall be amended as set forth above.

7. A person who is not a party to the Facility Letter and/or this Supplemental Facility Letter has no rights under the Contracts (Rights of Third Parties) Ordinance (Cap. 623). Nothing in the Facility Letter and/or this Supplemental Facility Letter, whether expressed or implied, is intended to, or will, confer on any person any benefit or any right to enforce any term which such person would not have but for the aforementioned Ordinance.

8. The Facility Letter and this Supplemental Facility Letter shall be read together and be deemed to constitute one single instrument and all references to the Facility Letter in whatever terms in the Facility Letter and any other document shall be read and construed as references to the Facility Letter as amended, varied and supplemented by this Supplemental Facility Letter and as may from time to time, be further amended, varied, supplemented or novated.

9. Save and except as supplemented or amended by this Supplemental Facility Letter, all the terms and conditions of the Facility Letter shall continue to be binding on the parties thereto and remain in full force and effect.

10. This Supplemental Facility Letter shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto shall submit to the non-exclusive jurisdiction of the Hong Kong courts.

We offer full range of corporate banking services. As our valued clients, we are pleased to provide you with professional services and esteemed services at privileged offerings. The details of our contacts are as follows:

Designated Relationship Manager	Catherine So	Telephone: (852) 2808-5149
Corporate Banking hotline		Telephone: (852) 2507-8122
General Insurance		Telephone: (852) 2808-5658

Please confirm your acceptance and understanding of the above and the Schedule 1 attached hereto (which shall be incorporated into and form part of the Facility Letter by signing and returning to us the duplicate copy of this Supplemental Facility Letter at your earliest convenience. Should you have any questions in relation to any of the aforesaid amendment(s) or revision(s), please do not hesitate to contact your Designated Relationship Manager.

Notwithstanding the aforesaid, this Supplemental Facility Letter may be executed in any number of counterparts or duplicates, each of which shall be an original, and such counterparts or duplicates shall together constitute one and the same agreement.

大新銀行
DAH SING BANK

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No.248 Queen's Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL221013 [GBF]

Organic Gardens International Limited

It is our pleasure to maintain relationship with your company. Please be assured of our best services at all times and we look forward to developing a mutually beneficial relationship between our two organizations.

Yours faithfully
For and on behalf of
Dah Sing Bank, Limited

Authorized Signature
Loan Documentation
Operations Division
SC/hl

Encl.
Schedule 1: Reference Rate Terms applicable to USD

大新銀行
DAH SING BANK

Dah Sing Bank, Limited
26/F, Dah Sing Financial Centre,
No.248 Queen's Road East,
Wan Chai, Hong Kong
T 852 2507 8866
F 852 2598 5052
S.W.I.F.T.: DSBAHKHH
www.dahsing.com

Our ref: CBD – CL221013 [GBF]

Organic Gardens International Limited

Acceptance and Confirmation

I/We have read the terms and conditions set out in this Supplemental Facility Letter and understand they are supplemental to the Facility Letter and hereby confirm my/our agreement to be bound by them.

For and on behalf of
ORGANIC GARDENS INTERNATONAL LIMITED

For and on behalf of
綠康農園（國際）有限公司
ORGANIC GARDENS INTERNATIONAL LIMITED
Authorized Signature(s)

(as borrower)
Date:

For and on behalf of
FULL FANCY INVESTMENT LIMITED

For and on behalf of
FULL FANCY INVESTMENT LIMITED
豐欣投資有限公司
Authorized Signature(s)

(as mortgagor)
Date:

For and on behalf of
GREENDOTDOT.COM LIMITED

For and on behalf of
點點綠有限公司
GREENDOTDOT.COM LIMITED
Authorized Signature(s)

(as guarantor)
Date:

WONG KA WO SIMON
(as guarantor)
Date:

CHEUK FUNG TING
(as guarantor)
Date:

LDD/SFL006//202103 v3.1 (GBF acceptance_EN)

SCHEDULE 1
REFERENCE RATE TERMS

PART I – US DOLLARS

[Option A: Daily simple SOFR]

Definitions

Banking Day: Any day other than:

(a) a Saturday or Sunday; and

(b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Central Bank Rate: Means, with respect to USD:

(a) the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b) if that target is not a single figure, the arithmetic mean of:

(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii) the lower bound of that target range.

Credit Adjustment Spread: The percentage rate per annum, corresponding to the length of an interest period or tenor which may be selected for a loan, as set out in the table below:

Length of Interest Period or Tenor	*Applicable Credit Adjustment Spread*
One month or less	0.11448 per cent. per annum
Three months or less but greater than one month	0.26161 per cent. per annum
Greater than three months	0.42826 per cent. per annum

Daily Rate: The "**Daily Rate**" for any Banking Day is:

(a) the SOFR for that Banking Day; or

(b) if the SOFR is not available for that Banking Day, the Central Bank Rate for that Banking Day;

(c) if paragraph (b) above applies but the Central Bank Rate for that Banking Day is not available, the most recent Central Bank Rate for a day which is no more than five Banking Days before that Banking Day,

rounded, in either case, to, in respect of Overdraft facility, three decimal places (with 0.0005 being rounded upwards) while in

respect of other facilities, five decimal places (with 0.000005 being rounded upwards) and if, in either case, the aggregate of that rate and any applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and any applicable Credit Adjustment Spread is zero.

Lookback Period: Five Banking Days.

Reference Rate: Means:

(a) in relation to each day during an interest period or tenor for a loan for ***less than one month***, the **Simple SOFR Rate** and if any day during that interest period or tenor for that loan is not a Banking Day, the rate of interest on that loan for that day will be the rate applicable to the immediately preceding Banking Day; or

(b) in relation to an interest period or tenor for a loan for ***one month or greater than one month***, the **Term SOFR Rate**; and

(c) if paragraph (a) above applies but there is no applicable SOFR or Central Bank Rate for the purpose of calculating the Simple SOFR Rate for a Banking Day during that interest period or tenor for that loan, or paragraph (b) above applies but the Term SOFR is not available for calculating the Term SOFR Rate for that interest period or tenor for that loan, in relation to that interest period or tenor for that loan, the **Bank's cost of funds**.

If any interest period or tenor would otherwise end on a day that is not a business day, it shall end on the next business day in the same calendar month (if there is one) or the preceding business day (if there is not). For the purpose of this Schedule, business day shall include Banking Day.

Simple SOFR Rate: The percentage rate per annum which is the aggregate of the Daily Rate for the Banking Day which is the applicable Lookback Period prior to that Banking Day and the applicable Credit Adjustment Spread.

SOFR: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Term SOFR With respect to any loan that bears interest at a rate based on Term SOFR for any interest period or tenor, the forward-looking term rate for a period comparable to such interest period or tenor based on SOFR that is published by an information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion at approximately a time and as of a date prior to the commencement of such interest period or tenor determined by the Bank in its reasonable discretion in a manner substantially consistent with market practice.

Term SOFR Rate: Means the sum of Term SOFR and the applicable Credit Adjustment Spread and if such sum is less than zero, the Term SOFR Rate shall be deemed to be zero.

[Option B: SOFR Average (for certain trade products)[1]]

Definitions

Banking Day:

Any day other than:

(a) a Saturday or Sunday; and

(b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Credit Adjustment Spread:

The percentage rate per annum, corresponding to the length of an interest period or tenor which may be selected for a loan, as set out in the table below:

Length of Interest Period or Tenor	***Applicable Credit Adjustment Spread***
One month or less	0.11448 per cent. per annum
Three months or less but greater than one month	0.26161 per cent. per annum
Greater than three months	0.46826 per cent. per annum

Reference Rate:

Means, in relation to an interest period or tenor for a loan:

(a) the **Term SOFR Rate**; and

(b) if paragraph (a) above applies but the Term SOFR is not available for calculating the Term SOFR Rate for that interest period or tenor for that loan, the **Bank's cost of funds**.

If any interest period or tenor would otherwise end on a day that is not a business day, it shall end on the next business day in the same calendar month (if there is one) or the preceding business day (if there is not). For the purpose of this Schedule, business day shall include Banking Day.

SOFR:

The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Term SOFR

Means, with respect to any loan that bears interest at a rate based on Term SOFR for any interest period or tenor, the forward-looking term rate for a period comparable to such interest period or tenor based on SOFR that is published by an information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion at approximately a time and as of a date prior to the commencement of such interest period or tenor determined

---

[1] Option B will be used for the following trade products: Usance export L/C negotiation, trade finance loans (both import and export, such as invoice financing, trust receipt loan, packing credit, advance against receivables, OB loans), sight export L/C negotiation against letter of indemnity and purchase of export DA/DP bills.

by the Bank in its reasonable discretion in a manner substantially consistent with market practice.

Term SOFR Rate: Means the sum of Term SOFR and the applicable Credit Adjustment Spread and if such sum is less than zero, the Term SOFR Rate shall be deemed to be zero.